Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 4 to the Form S-11 Registration Statement on Form S-3 of our report dated March 27, 2015, relating to the consolidated financial statements and financial statement schedules, which appears in CNL Healthcare Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

October 2, 2015